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                                                                   EXHIBIT 10.1
GEORGIA
                                     SHAREHOLDERS' AGREEMENT OF SHARE ALLOCATION
MUSCOGEE COUNTY


         THIS AGREEMENT (the "Agreement"), made and entered into as of the ___ day of __________, 1997, by and among Lenward C. Wilbanks, Jr., Frances Yvonne Wilbanks, Laura W. Rodier, Lisa W. Griffin, Edward D. Griffin, Jr., Jeffrey W. Hudson, Dallas R. Barbee, Jan Barbee, and the estate of William H. Roberts (each a "Shareholder" and collectively the "Shareholders"), and Peach Warehouse & Distribution, Inc., a Georgia corporation (the "Corporation").

                                   WITNESSETH:

         WHEREAS, the Shareholders owned the common stock of the Companies (the "Companies") set forth on Schedule A hereto in the amounts set forth on Schedule A; and

         WHEREAS, the Companies merged with and into the Corporation effective January 1, 1997 (the "First Merger Transactions"); and

         WHEREAS, the Shareholders will exchange their common stock in each of the Companies for common stock in the Corporation; and

         WHEREAS, the Shareholders collectively will then own all of the outstanding shares of capital stock of the Corporation (said shares together with any additional shares of the Corporation's capital stock acquired by the Shareholders or other individuals being hereinafter referred to as the Stock); and

         WHEREAS, the Corporation intends to merge with and into Peach Auto Painting and Collision, Inc., a Delaware corporation ("Peach"), whereupon each Shareholder's shares of Stock of the Corporation will be exchanged on a one for one basis for shares of the common stock of Peach (the "Second Merger Transaction"); and

         WHEREAS, the Corporation will cease to exist and Peach will be the successor corporation to the Corporation and will be bound by the terms of this Agreement; and

         WHEREAS, the parties hereto desire to avoid any future disagreements or claims against each other or the Corporation or Peach arising out of the allocation of Stock in connection with the First Merger Transactions.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

1. AGREEMENT WITH ALLOCATION. Each party hereto has reviewed the attached Schedule A and agrees with the stated ownership interests in the common stock of the Companies as therein stated. Each party hereto has also reviewed, on Schedule A, (a) the ratios used to convert his shares of the common stock of the Companies to shares of Stock of the Corporation and (b) the number of shares of Stock of the Corporation he will receive in the First Merger Transactions. Each party hereby agrees that the attached Schedule A is accurate with respect to his ownership interests in the common stock of the Companies and the Stock of the Corporation following the First Merger Transactions.

2. NO FUTURE CLAIMS. Each party hereby represents, agrees, covenants, and warrants, on behalf of himself and his heirs, successors, and assigns, that he does not have, and will not make, any claim for more shares of common stock of any of the Companies or Stock of the Corporation than that which is set forth on the attached Schedule A.

3. RELEASE. The Shareholders, for themselves and their respective affiliates, successors, heirs, administrators, executors, assigns and agents (and if applicable, their officers, directors, employees, stockholders and partners) hereby release and forever discharge the Corporation, its affiliates, its successors (including, but not limited to, Peach), and each of their respective officers, employees, directors, stockholders, partners and agents from any and

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         all claims, actions and causes of action that any Shareholder may have, or in the future may possess, for, upon, or by reason of any matter, cause or thing whatsoever, arising out of or related to the subject matter of this Agreement.

4. INDEMNIFICATION. Each Shareholder hereby agrees to indemnify the Corporation, its affiliates, its successors (including, but not limited to, Peach), and each of their respective officers, employees, directors, stockholders, partners and agents against and hold them harmless from any loss, liability, claim, damage or expense (including, without limitation, reasonable legal fees and expenses and any losses that may result from the granting of injunctive relief in any suit, action or proceeding) suffered or incurred by the Corporation, its affiliates, its successors (including, but not limited to, Peach), and each of their respective officers, employees, directors, stockholders, partners and agents for or on account of or arising from or in connection with any breach of any representation or warranty of such Shareholder contained in this Agreement.

5. THIRD PARTY BENEFICIARIES. Each Shareholder agrees that (i) the Corporation and its Board of Directors and officers (the "Third Party Beneficiaries") are specifically named as third party beneficiaries of the representations, covenants and agreements made by each Shareholder herein and may pursue enforcement thereof, (ii) none of the Shareholders would have entered into this Agreement in the absence of the representations, covenants and agreements made by each Shareholder in Sections 1, 2 and 3 hereof and the designation of the Third Party Beneficiaries under clause (i) above, and (iii) the execution and performance of this Agreement by the other parties to the Agreement shall therefore constitute the receipt of adequate consideration for such representations, covenants and agreements and for the designation of the Third Party Beneficiaries.

6. RECAPITALIZATION, ETC. As referred to herein, the Stock shall include any securities that may be distributed with respect thereto or issued in exchange therefor or in lieu thereof in connection with any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other reorganization of the Corporation or Peach.

7. CONSTRUCTION OF AGREEMENT. This Agreement represents the entire integrated agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations or agreements, whether written or oral. Whenever the context of this Agreement permits, the masculine gender shall include the feminine and neuter genders and any reference to singular or plural shall be interchangeable with the other. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect any other provisions, and the Agreement shall be construed in all respects as if any such invalid or unenforceable provisions were omitted.

8. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and their respective legal representatives, successors and assigns.

9. AMENDMENT AND TERMINATION. Except and unless as otherwise indicated herein, this Agreement may be amended only by an instrument in writing executed by all the parties hereto.

10. ATTORNEY FEES, BREACHES AND DAMAGES. The parties hereby declare that it may be impossible to measure in money the damages that will accrue in the event of a breach of this Agreement. Therefore, if any party hereto, or any person acting on his behalf, shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives, on behalf of himself and his personal representatives, heirs, successors and assigns, the claim or defense therein that such party has an adequate remedy at law, and each party acknowledges that the person asserting a violation of this Agreement shall be entitled to the remedy of specific performance. Said remedy of specific performance, however, shall be in addition to, and not in limitation of, any other rights and remedies at law or in equity that may be available with respect to a breach or threatened breach hereof. The party in breach (or that is threatening to breach) (the "Breaching Party") also agrees to reimburse the non-breaching party for all costs and expenses, including reasonable attorneys' fees, incurred by the non-breaching party in attempting to enforce the obligations of the Breaching Party.

11. NO IMPLIED WAIVERS. No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof.

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12.      HEADINGS. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

13. COUNTERPARTS. This Agreement may be executed in multiple counterparts by the various parties and the failure to have the signatures of all parties on a single Agreement shall not affect the validity or enforceability of any part of this Agreement against any party who executes any counterpart of the Agreement.

14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT THE APPLICABILITY OF ANY CONFLICT OF LAW PROVISIONS. EACH SHAREHOLDER AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT SOLELY IN A COURT OF COMPETENT JURISDICTION SITTING IN MUSCOGEE COUNTY, GEORGIA.

         I HAVE READ THE ABOVE AGREEMENT AND UNDERSTAND ITS TERMS. I WOULD NOT SIGN THIS AGREEMENT IF I DID NOT UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS.



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         INTENDING TO BE LEGALLY BOUND UNDER THE TERMS AND CONDITIONS SET FORTH
IN THIS AGREEMENT, WE SET OUR HANDS AND SEALS THE DAY AND YEAR FIRST ABOVE WRITTEN.

                           ________________________________________
                           Peach Warehouse & Distribution, Inc.
                           By:  Lenward C. Wilbanks, Jr., President

                           _________________________________
                           Lenward C. Wilbanks, Jr.

                           _________________________________
                           Frances Yvonne Wilbanks

                           _________________________________
                           Laura W. Rodier

                           _________________________________
                           Lisa W. Griffin

                           _________________________________
                           Edward D. Griffin, Jr.

                           _________________________________
                           Jeffrey W. Hudson

                           _________________________________
                           Dallas R. Barbee

                           _________________________________
                           Jan Barbee


                           The estate of William H. Roberts
                           By: ____________________________


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